Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Form S-4 (Registration Statement No. 333-209648) on Form S-3 of our report dated February 23, 2016, relating to the financial statements of the Shire Income Access Share Trust appearing in the Annual Report on Form 10-K of Shire plc for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte LLP

Deloitte LLP

London, United Kingdom

June 3, 2016